EXHIBIT 11


               METROMEDIA INTERNATIONAL GROUP, INC.
                 Computation of Earnings Per Share
             (in thousands, except per share amounts)

                                                                Three Months Ended
                                                          June 30,                June 30,
                                                            1996                    1995
Loss Per Share - Primary
   Net loss available for Common                        $(18,850)               $(16,714)
   Stock and Common Stock equivalents
Common Stock and Common Stock Equivalents (A)
   Weighted average common shares outstanding              42,661                  20,944
   during the period, less stock in treasury
Loss Per Share - Primary                                  $(0.44)                 $(0.80)
Loss Per Share - Assuming Full Dilution (B)

                                                                 Six Months Ended
                                                          June 30,                June 30,
                                                            1996                    1995
Loss Per Share - Primary
   Net loss available for Common                          $(37,991)               $(37,080)
   Stock and Common Stock equivalents
Common Stock and Common Stock Equivalents (A)
   Weighted average common shares outstanding                42,638                  20,939
   during the period, less stock in treasury
Loss Per Share - Primary                                    $(0.89)                 $(1.77)

Loss Per Share - Assuming Full Dilution (B)
(A) -Common stock equivalents are not included in primary loss per share in the Three and Six Months Ended June 30, 1996 and 1995 because they would be anti-dilutive.
(B) -Fully diluted loss per share is not used in the Three and Six Months Ended June 30, 1996 and 1995 because it is less than primary loss per share.

                             EXHIBIT 27

               METROMEDIA INTERNATIONAL GROUP, INC.
                      FINANCIAL DATA SCHEDULE
                           JUNE 30, 1996